SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 26, 2005

METRO ONE TELECOMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 Murray Scholls Place
Beaverton, Oregon 97007
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure

On July 26, 2005, Infone LLC, a subsidiary of Metro One Telecommunications, Inc. (collectively with Infone LLC, the “Company”), entered into a Product Enhancement and Promotional Agreement (the “Agreement”) with Wells Fargo Card Services, a division of Wells Fargo Bank, N.A. (“Wells Fargo”).  Under the Agreement, the Company and Wells Fargo will offer all Wells Fargo debit and credit cardholders the opportunity to activate and use the Company’s Infone® over-the-phone personal assistant services.  Such services will be marketed through various channels.  Both the Company and Wells Fargo will undertake certain obligations with respect to the promotion and marketing of Infone services under an agreed upon marketing plan extending into 2007.  The Company will share a portion of the call revenues generated from the Wells Fargo debit and credit card holders.  The term of the Agreement is for two years, although either party may terminate it upon 30 days written notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2005	METRO ONE TELECOMMUNICATIONS, INC.

	By:	/s/ Duane C. Fromhart
Duane C. Fromhart
Chief Financial Officer